BOARD OF DIRECTORS RETENTION AGREEMENT

This Board of Directors Retention Agreement (this “Agreement”), which is made and entered into as of August 15, 2016 by and between Ubiquity Corporation., a Nevada corporation with its principal place of business at 9801 Research Drive, Irvine CA 92618 (“THE COMPANY”) and Bola Ajere, an individual, sets forth the principal terms upon which Director will serve as a member of the Board of Directors of the Company THE COMPANY (the “Board of Directors”).

Whereas, Bola Ajere desires to serve as an active member of the Board of Directors of the Company THE COMPANY and provide the services and standard and customarily associated with same, and;

Whereas, THE COMPANY desires to have Bola Ajere serve as an active member of the Board of Directors of THE COMPANY and to provide services to COMPANY relating to the aforementioned.

NOW, THEREFORE, for good and valuable consideration, including the following, the parties hereto covenant and agree as follows:

1. Services Provided:

The Company THE COMPANY agrees to engage Bola Ajere to serve as a member of the Board of Directors and to provide those services required of a director under The Company’s THE COMPANY Articles of Incorporation and Bylaws (as such may be amended from time to time, the “Articles and Bylaws”), the Nevada General Corporation Law, and other state and federal laws and regulations, as applicable. Notwithstanding the terms of this Agreement, Director’s engagement hereunder is at all times subject to the Articles and Bylaws, the Nevada General Corporation Law, and any other applicable state and federal laws and regulations.

In addition to the services required of Director as set forth in the preceding paragraph, THE COMPANY wishes to engage Director to provide the services set forth below, and Director wishes to provide such services on the terms and conditions set forth in this Agreement. The compensation to be paid to Director in consideration of the provision of such services is set forth herein.

Nothing in this Agreement shall be construed so as to mitigate or circumvent Director’s fiduciary duties to THE COMPANY. In the event of a conflict as between this Agreement and any law applicable to Director’s duties or obligations to THE COMPANY by virtue of his status as a member of the Board of Directors, the applicable law shall control to the extent of such conflict. Director shall notify THE COMPANY of any conflicts that may exist in writing in advance.

2. Nature of Relationship

Director is an independent contractor and will not be deemed an employee of THE COMPANY for purposes of employee benefits, income tax withholding, F.I.C.A. taxes, unemployment benefits or otherwise. The Director shall not enter into any agreement or incur any obligations on THE COMPANY’s behalf extent in connection with his role as a member of the Board of Directors.

THE COMPANY will supply, at no cost to the Director: (i) periodic briefings regarding THE COMPANY’s business, (ii) director packages for each meeting of the Board of Directors and each meeting of any committee of the Board of Directors on which Director then serves, (iii) copies of minutes of meetings and any other materials that are required under the Articles and Bylaws or the charter documents of any committee of the Board of Directors on which Director then serves, and (iv) any other materials which may be necessary for Director to perform the services required by this Agreement.

3. Director’s Warranties

Director warrants that he had fully disclosed his professional background and in reliance of his resume of experience THE COMPANY has offered this Directorship, that he delivered to THE COMPANY a completed and signed Director Questionnaire, that no other party has exclusive rights to his services in the specific areas described and that Director is in no way compromising any rights or trust between any other party and Director or creating a conflict of interest. Director also warrants that no other agreement will be entered into that will create a conflict of interest with this Agreement. Director further warrants that, in connection with his role as a member of the Board of Directors and the performance of his obligations under this Agreement, he will comply with all applicable state and federal laws and regulations. Director acknowledges it understanding of THE COMPANY and reliance on the services to be provided by Director described in this agreement and attachments to this agreement.

Throughout the term of this Agreement and for a period of twelve months thereafter, Director agrees that he will not, without obtaining THE COMPANY’s prior written consent, directly or indirectly engage or prepare to engage in any activity in competition with THE COMPANY business or product, including products in the development stage, accept employment with, provide services to, (including services as a member of a board of directors), or establish a business in competition with THE COMPANY.

4. Director’s Duties

In consideration for the compensation set forth in herein, and in addition to Director’s duties and obligations to THE COMPANY as a member of the Board of Directors, Director shall perform the additional duties set forth on Exhibit A attached hereto.

5. Compensation

5.1 Common Stock

Subject to approval by the Board of Directors (with Director abstaining from such approval), THE COMPANY shall grant Director 250,000 (TWO HUNDERED FIFTY THOUSAND) shares of THE COMPANY’s restricted common stock at the current stock price in connection with the first year of service, which shares shall be awarded upon execution of this Agreement. Thereafter, THE COMPANY shall grant Director 250,000 (TWO HUNDRED FIFTY THOUSAND) common shares options of THE COMPANY’s common stock at the then current common stock price, for each full year of service to THE COMPANY as a member of the Board of Directors. In the event that this Agreement is terminated for any reason before the completion of Director’s then relevant year of service as a member of the Board of Directors, then Director shall be entitled to receive a pro rata portion of shares of THE COMPANY’s common stock with respect to such partial year of service.

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5.2 Expenses

THE COMPANY will reimburse Director for reasonable expenses incurred by Director in the performance of his duties as a member of the Board of Directors, provided such expenses are approved in writing in advance by a duly authorized officer of THE COMPANY.

6. Term of Agreement

The term of this Agreement shall commence upon execution of this Agreement and shall continue in full force and effect until its termination as set forth in this agreement.

7. Termination

This Agreement shall automatically terminate upon the death of Director or upon his resignation or removal from, or failure to win election or reelection to, the Board of Directors. This Agreement may also be terminated by THE COMPANY upon a breach by Director of his duties or obligations hereunder, which breach goes uncured for 15 days or more following written notice to Director by THE COMPANY of such breach.

In the event of any termination of this Agreement, Director agrees to promptly return any materials provided to Director under this Agreement. Director agrees that THE COMPANY has the right of injunctive relief to enforce this provision. Director further agrees not to make any statements or undertake any actions that would disparage THE COMPANY, its officers, directors, shareholders, products or services.

Termination shall not relieve either party of its continuing obligation under this Agreement with respect to confidentiality of proprietary information as set forth on Exhibit B attached hereto.

8. Limitation of Liability

Under no circumstances shall THE COMPANY be liable to Director for any consequential damages claimed by any other party as a result of representations made by Director with respect to THE COMPANY which are different from representations made by THE COMPANY to Director.

Furthermore, except with respect to the maintenance of confidentiality, neither party shall be liable to the other for delay in any performance, or for failure to render any performance under this Agreement when such delay or failure is caused by government regulations, fire, strike, differences with workmen, illness of employees, flood, accident, or any other cause or causes beyond the reasonable control of such delinquent party.

9. Confidentiality

Director agrees to sign and abide by THE COMPANY’s Director Proprietary Information and Inventions Agreement, a copy of which is attached hereto as Exhibit B.

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10. Governing Law; Venue

This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada without giving effect to its conflict of law principles. Any judicial proceeding brought against any of the parties to this Agreement on any dispute arising out of this Agreement or any matter related hereto may be brought only in the courts of the County of Orange, State of California, and by execution and delivery of this Agreement, each of the parties to this Agreement accepts the exclusive jurisdiction of such courts, and irrevocably agrees to be bound by any judgment rendered thereby in connection with this Agreement. Nothing in this section shall be construed so as to limit the right of either party to seek injunctive or other legal relief to which such party is entitled.

11. Entire Agreement

This agreement (including agreements executed substantially in the form of the exhibits attached hereto) supersedes all prior or contemporaneous written or oral understandings or agreements, and may not be added to, modified, or waived, in whole or in part, except by a writing signed by the party against whom such addition, modification or waiver is sought to be asserted.

12. Assignment

Director may not assign his rights, obligations or duties under this Agreement without the express written consent of THE COMPANY, which consent may be withheld in THE COMPANY’s sole discretion, and any attempted or purported assignment or any delegation of Director’s duties or obligations arising under this Agreement to any third party or entity shall be deemed to be null and void, and shall constitute a material breach by Director of his duties and obligations under this Agreement. This Agreement shall inure to the benefit of and be binding upon any successors of THE COMPANY by way of merger, consolidation or transfer of all or substantially all of the assets of THE COMPANY, and any parent or subsidiary of THE COMPANY to which THE COMPANY may transfer its rights under and pursuant to this Agreement.

13. Notices

Any notice required to be given hereunder shall be made to the address for each party set forth above. All notices shall be deemed effectively given upon personal delivery, (i) five business days after deposit in the United States mail by certified or registered mail (return receipt requested), (ii) two business days after its deposit with any express courier or overnight delivery service (prepaid), or (iii) one business day after transmission by facsimile with evidence of successful transmission.

14. Survival of Obligations

Notwithstanding the termination of this Agreement, neither party hereto shall be released hereunder from any liability or obligation to the other which has already accrued as of the time of such termination (including, without limitation, THE COMPANY’s obligation to make any fees and expense payments required pursuant to Section 5.) or which thereafter might accrue in respect of any act or omission of such party prior to such termination.

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15. Severability

Any provision of this Agreement which is determined to be invalid or unenforceable shall not affect the remainder of this Agreement, which shall remain in effect as though the invalid or unenforceable provision had not been included herein, unless the removal of the invalid or unenforceable provision would substantially defeat the intent, purpose or spirit of this Agreement.

16. Further Assurances

Whether or not specifically required under the terms of this Agreement, each party hereto shall execute and deliver such documents and take such further actions as shall be necessary in order for such party to perform all of his or its obligations specified herein or reasonably implied from the terms hereof.

17. Amendment

No modification or amendment hereof shall be valid and binding, unless it be in writing and signed by the parties hereto.

18. No Waiver

No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

19. Headings

Section headings are inserted herein for convenience only and shall not control or affect the meaning or construction of any of the provisions hereof.

20. Counterparts

This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

21. Director’s Acknowledgment

Director acknowledges that (a) he has consulted with or has had the opportunity to consult with legal counsel of Director’s choice concerning this Agreement and has been advised to do so by THE COMPANY and (b) that he has read and understands this Agreement, is fully aware of its legal effect, and has entered into it freely and voluntarily.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have caused this Board of Directors Retention Agreement to be executed by their duly authorized officers, as of the date first written above.

Director

Signature:	/s/ Bola Ajere	Date:	August 15, 2016
By:	Bola Ajere

Ubiquity, Inc.

Signature:	/s/ Chris Carmichael	Date:	August 15, 2016
By:	Chris Carmichael
Title:	CEO

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EXHIBIT A

BOARD OF DIRECTOR’S DUTIES

In addition to Director’s common law and statutory duties as a member of the Board of Directors, Director agrees to perform the following additional duties on behalf of THE COMPANY and THE COMPANY relies on the performance of the BOARD OF DIRECTOR’S DUTIES:

1.	Director shall respond to all written, e-mail or verbal requests for information in a timely manner, such as but not limited to measures taken in lieu of a meeting of the board etc.

2.	Upon reasonable and timely notice, Director shall attend all Board meetings (whether regularly scheduled or special) either personally or telephonically.

3.	Director shall serve on committees as appointed by the Board and shall provide timely reports on committee activities, actions, and recommendations for the Board of Directors.

4.	Upon reasonable and timely notice, Director shall be required to travel on behalf of THE COMPANY, in order to attend meetings, presentations, events, etc.

5.	Director shall promptly respond to all reasonable requests from the Board of Directors and/or THE COMPANY management. In the event of a written request to Director from the Board of Directors and/or THE COMPANY management, Director shall promptly respond in writing.

6.	Director shall use his best efforts on a continual basis to promote the business of the Company and acquire best of breed partners and investors on behalf of THE COMPANY.

7.	Director shall use his best efforts to assist THE COMPANY in Growing the revenue of the business of THE COMPANY and such other endeavors as may be necessary, from time to time, to promote the success of THE COMPANY.

Agreed and Accepted this 15th day of August, 2016

Bola Ajere

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EXHIBIT B

BOARD OF DIRECTORS PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT

This Board of Directors Proprietary Information and Inventions Agreement (this “Agreement”), is made and entered into as of date set forth on the signature page below by and between Ubiquity Inc. (“THE COMPANY”) and Bola Ajere, an individual (“Director”). Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Retention Agreement (defined below).

RECITALS

WHEREAS, THE COMPANY and Director are parties to that certain Board of Directors Retention Agreement (the “Retention Agreement”), dated as of even date herewith, pursuant to which THE COMPANY agreed to retain director to serve as a member of the Board of Directors, and to perform certain other duties on behalf of THE COMPANY.

WHEREAS, the parties desire to assure the confidential status of the information which may be disclosed by THE COMPANY to Director in connection with the Retention Agreement or otherwise;

AGREEMENT

NOW THEREFORE, in reliance upon and in consideration of the following undertakings, the parties agree as follows:

1. Subject to the limitations set forth in Paragraph 2, all information disclosed by THE COMPANY to Director shall be deemed to be “Proprietary Information”. In particular, Proprietary Information shall be deemed to include any information, process, technique, algorithm, program, design, drawing, formula or test data relating to any research project, work in process, future development, engineering, manufacturing, marketing, servicing, financing or personnel matter relating to THE COMPANY, its present or future products, sales, suppliers, customers, employees, investors, or business, whether or oral, written, graphic or electronic form.

2. The term “Proprietary Information” shall not be deemed to include information which Director can demonstrate by competent written proof. (i) is now, or hereafter becomes, through no act or failure to act on the part of Director, generally known or available; (ii) is known by the Director at the time of receiving such information as evidenced by its records; (iii) is hereafter furnished to Director by a third party, as a matter of right and without restriction on disclosure; or (iv) is the subject of written permission to disclose provided by THE COMPANY.

3. The Director shall maintain in trust and confidence and not disclose to any third party or use for any unauthorized purpose any Proprietary Information received from THE COMPANY. The Director may use such Proprietary Information only to the extent required to accomplish the purposes of this Agreement. The Director shall not use Proprietary Information for any purpose or in any manner which would constitute a violation of any laws or regulations. No other rights of licenses to trademarks, inventions, copyrights, or patents are implied or granted under this Agreement.

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4. Proprietary Information supplied shall not be reproduced in any form except as required for Director to serve as a member of the Board of Directors.

5. The Director represents and warrants that he shall protect the Proprietary Information received with at least the same degree of care used to protect his own Proprietary Information from unauthorized use or disclosure. The Director shall advise his agent’s representatives who might have access to the Proprietary Information of the confidential nature thereof and shall obtain from each such person an agreement to abide by the terms of this Agreement. The Director shall not disclose any Proprietary Information to any person who does not have a need for such information.

6. All Proprietary Information (including all copies thereof) shall remain the exclusive property of THE COMPANY, and shall be returned to THE COMPANY after Director’s need for it has expired, or upon request of THE COMPANY, and in any event, upon termination of the Board of Directors Retention Agreement to which this Agreement is attached.

7. For valuable consideration, Director, for himself/herself, agents, successors, and assigns, agrees that collectively, they shall not circumvent the relationships gained while serving as a Board of Director :

7.1 Use or disclose any information gained through the relationship with the Company concerning the Company’s customers, vendors, investors, partners CONTRACTORs, or CONTRACTORs for Directors personal gain;

7.2 Notwithstanding any other provision of this Agreement, disclosure of Proprietary Information shall not be precluded if such disclosure:

(a)	is in response to a valid order of a court or other governmental body of the United States or any political subdivision thereof; provided, however, that the responding party shall first have given notice to the other party hereto and shall have made a reasonable effort to obtain a protective order requiring that the Proprietary Information so disclosed be used only for the purpose for which the order was issued;

(b)	is otherwise required by law; or

(c)	is otherwise necessary to establish rights or enforced obligations under this Agreement, but only to the extent that any such disclosure is necessary.

8. This Agreement shall continue in full force and effect for so long as Director continues to serve as a member of the Board of Directors. The termination of the Agreement shall not relieve the Director of the obligations imposed by Paragraphs 3, 4, 5 and 12 of this Agreement with respect to Proprietary Information disclosed prior to the effective date of such termination and the provisions of these Paragraphs shall survive the termination of this Agreement for a period of five (5) years from the date of such termination.

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9. The Director agrees to indemnify THE COMPANY for any loss or damage suffered as a result of any breach by the Director of the terms of this Agreement, including any reasonable fees incurred by THE COMPANY in the collection of such indemnity.

10. This Agreement shall be governed by the laws of the State of California as those laws are applied to contracts entered into and to be performed entirely in California by California residents.

11. This Agreement contains the final, complete and exclusive agreement of the parties relative to the subject matter hereof and may not be changed, modified, amended or supplemented except by a written instrument signed by both parties.

12. Each party hereby acknowledges and agrees that in the event of any breach of this Agreement by the Director, including, without limitation, an actual or threatened disclosure of Proprietary Information without the prior express written consent of THE COMPANY, THE COMPANY will suffer an irreparable injury, such that no remedy at law will afford it adequate protection against, or appropriate compensation for, such injury. Accordingly, each party hereby agrees that THE COMPANY shall be entitled to specific performance of the Director’s obligations under this Agreement, as well as such further injunctive relief as may be granted by a court of competent jurisdiction.

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IN WITNESS WHEREOF, the parties hereto have executed this Board of Directors Proprietary Information and Inventions Agreement as of the 15th day of August, 2016.

THE COMPANY		DIRECTOR

Ubiquity, Inc.		Mr. Bola Ajere
9801 Research Drive		503 Fairview Ave.
Irvine, CA 92618		Arcadia, CA 91007

By:	/s/ Chris Carmichael	By:	/s/ Bola Ajere
Name:	Chris Carmichael	Name:	Bola Ajere
Title:	Chairman	Title:	Director

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